Exhibit 99.4

CONSULTING AGREEMENT

This Consulting Agreement (this ‘‘Agreement’’), effective as of June 1, 2006 (the ‘‘Commencement Date’’), by and between Endurance Services Limited (the ‘‘Company), and Shadowbrook Advising Inc. (the ‘‘Consultant’’).

WHEREAS, the Consultant is offering the services of Steven W. Carlsen to the Company as an independent contractor; and

WHEREAS, the Company desires to retain the Consultant as an independent contractor.

NOW, THEREFORE, in consideration of the agreements and provisions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Term.    The term of this Agreement shall be from the Commencement Date until June 1, 2008, unless earlier terminated pursuant to Section 5 of this Agreement.

2. Services to be Provided.

(a) Tasks.    The Consultant shall perform such tasks as may be assigned to the Consultant from time to time by the Board of Directors, Chief Executive Officer or Chief Underwriting Officer of Endurance Specialty Holdings Ltd., including but not limited to:

•	review of underwriting strategies and decisions;

•	review of departmental business and strategic plans;

•	evaluation of target underwriting ratios;

•	review of corporate risk positions;

•	review of internal underwriting audits;

•	analysis and due diligence of potential acquisitions and insurance-related investments;

•	review of material for Underwriting Committee and Board of Director meetings;

•	other ad hoc projects and assignments.

(b) No Authority.    The Consultant shall not have any authority to accept, reject, modify or otherwise bind the Company or any subsidiary or affiliate of the Company to any contract, agreement or understanding or represent to any third party that Consultant has the authority to do any of the foregoing. The Consultant shall adhere to established professional standards, and will perform all services required under this agreement in a manner consistent with generally accepted business practices.

(c) Time Worked.    The Consultant shall work for the Company pursuant to this Agreement for not less than 60 or more than 90 days per annum.

(d) Personal Performance.    It is specifically understood and agreed that Steven W. Carlsen shall personally perform all services to be undertaken by the Consultant under this Agreement and that such services shall not be delegable or assignable to others employed by Consultant, or to third-parties, without the express written consent of the Company.

3. Compensation.

(a) Annual Rate.    The Consultant shall be paid $258,000 per annum (the ‘‘Consulting Fee’’), subject to proration in the event this agreement is terminated prior to the annual anniversary of this Agreement, based upon the proportion of (i) the number of calendar days from the later of the inception date or the last annual anniversary of the inception date of this Agreement to the date of termination of this Agreement to (ii) 365 calendar days.

(b) Supplemental Payment.    The Consultant shall be entitled to receive a supplemental payment of up to $258,000 (the ‘‘Supplemental Payment’’), for each 12 month period the Consultant works for the Company under this Agreement. The amount of the Supplemental Payment, if any, shall be within the sole discretion of the Company.

(b) Expenses.    To the extent the Consultant is required to travel on Company business, the Consultant shall be entitled to reimbursement for all actual and reasonable travel expenses, including but not limited to airline fare approved in advance of travel, car mileage costs at $0.405 per mile, meals, standard business class hotel accommodations, automobile rental costs, and telephone usage charges properly incurred and approved in connection with the performance of the Consultant's services pursuant to this Agreement. The Consultant shall submit expenses for review and approval to Kenneth J. LeStrange. Any type of expense to be incurred by Consultant, but not explicitly described in this Section 1(b), must be approved in advance by Kenneth J. LeStrange prior to billing the Company.

2. Payment.    The Consulting Fee shall be payable in semi-monthly installments in accordance with the Company’s Accounts Payable standard procedures. The Supplemental Payment, if any, shall be paid to the Consultant on or about March 1, 2007 for the first year of this Agreement and on or about March 1, 2008 for the second year of this Agreement. The Consultant acknowledges that the Consulting Fee and the Supplemental Payment, if any, are made by the Company on a gross basis, and that the Company shall not be responsible for the deduction or withholding of applicable taxes, social security and other customary deductions.

3. Benefits.    The Consultant shall not be entitled to any Company benefits or any rights or privileges as may accrue to a full or part-time employee of the Company.

4. Independent Contractor.    In performing services and duties hereunder, the Consultant shall do so as an independent contractor and is not, and is not to be deemed, an employee or agent of the Company or of any other person acting on behalf of the Company. The Consultant shall be responsible for meeting any legal requirements imposed on the Consultant or any person acting on its behalf as a result of this Agreement, including but not limited to the filing of income tax returns and the payment of taxes; and the Consultant agrees to indemnify the Company for its failure to do so, if the Company is required to make any such payment otherwise due by the Consultant.

5. Termination.

(a) Death or Disability of the Consultant.    This Agreement will terminate in the event of the Consultant’s death or disability. No amounts shall be payable thereafter pursuant to this Agreement, except for work that was performed prior to the Consultant’s death or disability.

(b)With Notice.    This Agreement may be terminated at any time, for any reason, by either the Company or the Consultant, by delivery of 60 days’ prior written notice to the other party hereto in accordance with the notice provisions of Section 9.

6. Confidentiality.    To the extent that the Company shall disclose to the Consultant non-public information about its, its affiliates' or its customers’ business practices and plans, including but not limited to, business strategies, marketing strategies, technical information, trade secrets, systems information, product development, service development, know how, plans, specifications, pricing information and customers (‘‘Confidential Information’’), then all such Confidential Information disclosed to the Consultant shall be received by Consultant in confidence for purposes of this Agreement. The Consultant shall not disclose, disseminate, publish, communicate or divulge any Confidential Information to anyone outside the Company, or to any employee of the Company not having reasonable need for access to such information, unless the Company expressly consents to such disclosure in writing. The Consultant agrees that all Confidential Information within the Consultant's possession upon termination of this Agreement shall be returned promptly to the Company. The Consultant agrees that its obligations under this Section 6 shall survive termination of this Agreement. The Consultant agrees that any breach of its obligations under this Section 6 would cause significant and irreparable harm to the Company, which may be difficult to measure with certainty or to compensate through money damages. The Consultant acknowledges that the Company shall be entitled, without proof of irreparable harm and without waiving any other right or remedy available to it, to such injunctive and equitable relief as may be deemed proper by a court of competent jurisdiction.

7. Proprietary Rights.

(a) Work Product.    All work product created by the Consultant on behalf of the Company during the term (the ‘‘Work Product’’) shall be the sole property of the Company, and the Consultant shall not have any license or other right, express or implied, to such work product.

(b) Title.    The Consultant represents and warrants that he has rightful ownership of all right, title and interest in the Work Product that are herein transferred and that the Work Product does not infringe the intellectual property rights, contractual rights, or any other right of any third party.

(c) Authorized Use.    The Consultant represents and warrants that he has not incorporated into any Work Product used by and/or created for the Company any materials of any third party, unless such incorporation was authorized by the relevant third party, in which event, the Consultant shall provide a copy of each authorization to the Company.

8.    Non-Competition and Non-Solicitation.

(a) General.    The Consultant acknowledges that, in the course of the Consultant’s engagement with the Company, the Consultant will become familiar with trade secrets and other confidential information concerning the Company and its affiliates and that the Consultant’s services will be of special, unique and extraordinary value to the Company and its affiliates.

(b) Non-Competition.    The Consultant agrees that during the term of this Agreement and for a period of 24 months after the date of termination of this Agreement the Executive shall not in any manner, directly or indirectly, through any person, firm or corporation, alone or as a member of a partnership or as an officer, director, stockholder, investor or employee of or consultant to any other corporation or enterprise or otherwise, engage or be engaged, or assist any other person, firm, corporation or enterprise in engaging or being engaged, in the Business (as defined below) in any geographic area in which the Company or any of its affiliates is then conducting such Business.

(c) Non-Solicitation.    The Consultant further agrees that during the term of this Agreement and for a period of 24 months after the date of termination of this Agreement the Consultant shall not (i) in any manner, directly or indirectly, induce or attempt to induce any employee of the Company or any of its affiliates to terminate or abandon his or her employment for any purpose whatsoever or (ii) in connection with the Business, call on, service, solicit or otherwise do business with any customer of the Company or any of its affiliates.

(d) Definition of Business.    For purposes of this Agreement, ‘‘Business’’ shall mean any property or casualty coverages underwritten by Endurance Specialty Insurance Ltd. or any of its subsidiaries as an insurer or reinsurer during the term of this Agreement and for a period of 24 months after the date of termination of this Agreement.

(e) Exceptions.    Nothing in this Section 8 shall prohibit the Consultant from being (i) a stockholder in a mutual fund or a diversified investment company or (ii) an owner of not more than two percent of the outstanding stock of any class of a corporation, any securities of which are publicly traded, so long as the Consultant has no active participation in the business of such corporation.

(f) Reformation.    If, at any time of enforcement of this Section 8, a court or an arbitrator holds that the restrictions stated herein are unreasonable and/or unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable and/or enforceable under such circumstances shall be substituted for the stated period, scope or area and that the court or arbitrator shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. This Agreement shall not authorize a court or arbitrator to increase or broaden any of the restrictions in this Section 8.

9. Notice.    For the purposes of this Agreement, notices, demands and all other communications shall be in writing and shall be deemed to have been duly given when delivered to the recipient at one of the following addresses:

If to the Consultant:

1 Shadowbrook Parkway
Chappaqua, NY 10514

If to the Company:

333 Westchester Avenue
White Plains, New York 10604
Attention: Secretary

or to such other address as any party may have furnished to the other in writing.

10. Arbitration.    Except as otherwise set forth in Section 6 herein with respect to the Company's remedy for any breach of Section 6, all controversies, claims, or disputes arising out of or related to this Agreement, shall be settled by arbitration in the State of New York, as the sole and exclusive remedy of either party, and judgment upon such award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction. In the event that a court of competent jurisdiction determines that arbitration is not appropriate for the adjudication of any claim, the Consultant hereby waives his right to a jury trial.

One arbitrator shall be chosen by the Consultant, the other by the Company, and an umpire shall be chosen by the two arbitrators, all of whom shall be active or former disinterested executive officers of insurance or reinsurance companies. In the event that either party shall fail to choose an arbitrator within 30 days following a written request by the other party to do so, the requesting party may choose two arbitrators who shall in turn choose an umpire. If the two arbitrators fail to agree on the selection of an umpire within 30 days following their appointment, each arbitrator shall name three nominees, of whom the other shall decline two, and the decision shall be made by drawing lots.

Each party shall bear the expense of its own arbitrator, and shall jointly and equally bear with the other the expense of the umpire. Except as expressly set forth herein, the Parties agree that any arbitration undertaken shall be governed by the Commercial Arbitration Rules of the American Arbitration Association.

11. Successors and Assigns.    Without the prior written consent of the Company, the Consultant cannot assign his rights or obligations under this Agreement. The Company may assign its rights and obligations under this Agreement at any time.

12. Miscellaneous.    No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties. No waiver by either party at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed and enforced in all respects by the laws of New York without regard to its conflicts of law principles. Unless the context clearly indicates otherwise, where appropriate the singular shall include the plural and the masculine shall include the feminine or neuter, and vice versa, to the extent necessary to give the terms defined herein and/or the terms otherwise used in this Agreement the proper meanings.

13. Severability.    If any provision of this Agreement shall, to any extent, now or hereafter be or become invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and every other provision of this Agreement shall be valid and enforceable, to the fullest extent permitted by law.

14. Validity.    The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

15. Entire Agreement.    This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, express or implied, by any affiliate, officer, employee or representative of any party hereto.

16. Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

[Execution Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the 1st day of June, 2006.

ENDURANCE SERVICES LIMITED

By:        /s/ John L. O’Connor
Name: John L. O’Connor
Title:    President & Chief Operating Officer

SHADOWBROOK ADVISING INC.

By:          /s/ Steven W. Carlsen
Name: Steven W. Carlsen
Title:    President